Exhibit 99.1

Harley-Davidson Motorcycle Trust 2005-4

Annual Servicer Statement

As of December 31, 2005

Distribution Date	A-1 Notes Monthly Principal **	A-1 Notes Monthly Interest-4.78%	A-2 Notes Monthly Principal	A-2 Notes Monthly Interest-4.85%	B Notes Monthly Principal **	B Notes Monthly Interest-5.06%	Ending Principal Balance	Servicer Fees 1.00%	Trustee Fees 0.0035%	Shortfalls

January-05	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
February-05	—	—	—	—	—	—	—	—	—	—
March-05	—	—	—	—	—	—	—	—	—	—
April-05	—	—	—	—	—	—	—	—	—	—
May-05	—	—	—	—	—	—	—	—	—	—
June-05	—	—	—	—	—	—	—	—	—	—
July-05	—	—	—	—	—	—	—	—	—
August-05	—	—	—	—	—	—	—	—	—	—
September-05	—	—	—	—	—	—	—	—	—	—
October-05	—	—	—	—	—	—	—	—	—	—
November-05	—	—	—	—	—	—	—	—	—	—
December-05	10,189,097.71	901,030.00	—	288,867.75	—	69,550.68	314,810,902.29	270,833.33	947.92	—

Totals	$10,189,097.71	$901,030.00	$—	$288,867.75	$—	$69,550.68		$270,833.33	$947.92	$—

** Principal payments are allocated first to Class A-1 Notes until paid in full, second to the Class A-2 Notes until paid in full, and third to the Class B Notes until paid in full.